Form N-SAR

Sub Item 77E
Legal Proceedings
333-33978, 811-09885

     Legal Proceedings information is incorporated herein by reference to the Notes to Financial Statements of the Janus Adviser Series Semiannual Report to Shareholders, filed on Form N-CSR on March 26, 2007, accession number 0001104659-07-022243 (File No. 333-33978).